Exhibit 99.3

Total System Services, Inc. One TSYS Way P.O. Box 2567 Columbus, GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com

For immediate release:

Contacts:

Cyle Mims TSYS Media Relations +1.706.644.3110 cylemims@tsys.com	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS to Acquire TransFirst to Establish Leadership Position

in Merchant Solutions

Transformative Acquisition Accelerates TSYS’ Growth Strategy

Enhances Scale and Scope as a Payments Platform

COLUMBUS, Ga., Jan. 26, 2016 — TSYS® (NYSE: TSS), a leading global payment solutions provider, today announced it has entered into a definitive agreement with Vista Equity Partners to acquire TransFirst, a Vista portfolio company and leading U.S. merchant solutions provider, in an all-cash transaction valued at approximately $2.35 billion.

TransFirst delivers merchant solutions to more than 235,000 small and medium-sized businesses in the U.S. through its proprietary technology, end-to-end customized and multi-channel products and superior customer service. The transaction enhances TSYS’ offering and position in the high-growth areas of integrated payments, e-commerce and omni-channel services. As a result of the transaction, TSYS will be the 6th largest U.S acquirer based on net revenue, supporting more than 645,000 merchant outlets. TSYS expects the transaction to be accretive in the low double digits to adjusted EPS for the first twelve-month period following closing, excluding one-time acquisition-related fees and expenses.

TransFirst leads the market with its partner-centric distribution model supporting more than 1,300 integrated technology and referral partners in high-growth areas that include Integrated Software Vendors (ISVs), healthcare, not-for-profit, referral banks, associations and e-commerce. TransFirst has approximately 1,000 employees with offices throughout the U.S.

M. Troy Woods, chairman, president and chief executive officer of TSYS, said, “TransFirst significantly increases our scale and opportunity within the highly attractive merchant space, and particularly the profitable and fast-growing small and medium-sized business segment. With the added strength of TransFirst, TSYS will be uniquely positioned with significant scale and strength across issuer processing, merchant services and prepaid program management. I believe our ability to offer market-leading services through this distribution network and across the payments spectrum will be unmatched. I have every confidence that TransFirst’s strong leadership team, reputation and focus on outstanding customer service will further our pursuit to unlock opportunities in payments and deliver strong results for TSYS, our customers and shareholders over the long-term.”

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John Shlonsky, TransFirst president and chief executive officer, said, “TransFirst is excited about this transaction and the opportunities it will create. We believe the combination of our two organizations will form an even stronger platform for us to grow new sales, provide more robust solutions for our partners and merchants, and expand an already outstanding service model. We also see a strong cultural fit with TSYS and share their philosophy that people are at the center of payments. Together I’m convinced we will be a strong leader in an increasingly competitive payments market.”

Click here to view video of Woods and Shlonsky discussing the transaction.

Robert F. Smith, founder, chairman and chief executive officer of Vista Equity Partners, said, “We are grateful to John and the TransFirst team for their strong partnership, during which time they created a true leader in payment solutions. We are proud of the company’s tremendous growth under our ownership and believe the combination with TSYS’s merchant business will create a strong platform for accelerating TransFirst’s future growth trajectory.”

Effective with the closing of the transaction, Mark Pyke, senior executive vice president and president of the TSYS Merchant segment, will be leaving TSYS after six years of service to pursue a new professional challenge in the payments industry. Mr. Shlonsky will assume Mark’s duties and responsibilities for the combined businesses at that time. Mr. Woods added, “During Mark’s tenure at TSYS, he has helped create a more focused strategy for our merchant business and developed a strong team with the expertise and passion to win. All of us at TSYS thank Mark for his contributions and we wish him the very best in his future pursuits.”

The Board of Directors of TSYS has approved the transaction, which is expected to close in Q2 2016, subject to regulatory approvals and other customary closing conditions.

Bank of America Merrill Lynch and GCA Savvian Advisors, LLC are acting as financial advisors, First Annapolis Consulting is acting as strategic advisor and King & Spalding LLP is acting as legal advisor to TSYS. Credit Suisse, Goldman Sachs and J.P. Morgan are acting as financial advisors and Kirkland & Ellis is acting as legal advisor to TransFirst and Vista.

Conference Call

TSYS and TransFirst will hold a conference call at 5:00 p.m. ET today, January 26, 2016, to discuss the transaction. Shareholders and other interested persons may listen to this conference call via simultaneous internet broadcast at www.tsys.com by clicking on the link under “Webcasts” on the homepage. A slide presentation is available for download at www.tsys.com or in the Investor Relations section, at investors.tsys.com .

About TSYS

At TSYS® (NYSE: TSS), we believe payments should revolve around people, not the other way around. We call this belief People-Centered Payments®. By putting people at the center of every decision we make, TSYS supports financial institutions, businesses and governments in more than 80 countries. Through NetSpend®, A TSYS Company, we empower consumers with the convenience, security, and freedom to be self-banked. TSYS offers issuer services and merchant payment acceptance for credit, debit, prepaid, healthcare and business solutions.

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TSYS’ headquarters are located in Columbus, Ga., U.S.A., with local offices spread across the Americas, EMEA and Asia-Pacific. TSYS is a member of The Civic 50 and was named one of the 2015 World’s Most Ethical Companies by Ethisphere magazine. TSYS routinely posts all important information on its website. For more, please visit us at www.tsys.com.

About TransFirst

A leading provider of secure transaction processing services and payment enabling technologies, TransFirst offers innovative products and services designed with financial institution, independent sales organization, healthcare, e-commerce, integrated partners, government and merchant customers’ unique needs in mind. By collaborating with our customers and utilizing strong industry knowledge, TransFirst helps them grow their businesses. Founded in 1995, TransFirst continues to attain significant market share and world-class expertise in growing and profitable industry segments. Built on a platform of personal service, customer commitment and flexible pricing, TransFirst is headquartered in Hauppauge, New York, and has operations facilities in Aurora, Colorado; Broomfield, Colorado; Franklin, Tennessee; and Cypress, California. For additional information, visit TransFirst at www.transfirst.com.

About Vista Equity Partners

Vista Equity Partners is a U.S.-based investment firm with offices in Austin, Chicago and San Francisco, with more than $14 billion in cumulative capital commitments. It currently invests in software, data and technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support that enables companies to realize their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.

Forward Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. Forward-looking statements in this press release include, among others, statements about TSYS’ expected future operating results, the benefits of the proposed acquisition of TransFirst (including the expected impact of the acquisition on TSYS’ Adjusted EPS and competitive position), the expected growth rate of the merchant solutions market, and the expected timing for closing the acquisition. These statements are based on the current beliefs and expectations of TSYS’ and TransFirst’s management, as applicable, and are subject to known and unknown risks and uncertainties. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Actual results may differ materially from those contemplated by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including our ability to achieve expected synergies and successfully complete the integration of TransFirst, events that could give rise to a termination of the stock purchase agreement for the acquisition or to the failure to receive any necessary approvals or financing for the acquisition, the outcome of any litigation related to the acquisition, the level of expenses and other charges related to the acquisition and related financing transactions, and the other risks and uncertainties discussed in TSYS’ filings with the SEC, including its 2014 Annual Report on Form 10-K. There can be no assurance that the acquisition will be completed, or if it is completed, that it will be completed within the anticipated time period or that the expected benefits of the acquisition will be realized. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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